Exhibit 99.2

Eloxx Pharmaceuticals Completes Acquisition Transaction with Sevion Therapeutics

Company to focus on advancing the clinical development of ELX-02, a disease-modifying therapy for genetic diseases caused by nonsense mutations

Waltham, MA, Rehovot, Israel, and San Diego, CA – December 20, 2017 – Eloxx Pharmaceuticals Ltd. (“Eloxx”) and Sevion Therapeutics, Inc. (OTCQB: SVON) (“Sevion”) today announced the two companies have completed their previously announced acquisition transaction effective as of December 19, 2017. The Company will be known as Eloxx Pharmaceuticals, Inc. following the completion of the transaction, and began trading on OTCQB Market under the new name effective as of December 20, 2017.

"This acquisition transaction marks a significant milestone as Eloxx transitions from a private to a publicly-traded company with significantly increased financial resources,” said Silvia Noiman, Ph.D., MBA, founder and Chief Executive Officer of Eloxx Pharmaceuticals. “We are now better positioned to advance our development programs and look forward to initiating multiple Phase 2 studies for ELX-02. In parallel, we intend to strengthen our company on all fronts and, most recently, we hired several key employees to support this effort."

At the effective time of the transaction, all of the issued and outstanding ordinary and preferred shares of Eloxx stock were converted, on a pro rata basis, into the right to receive 20,316,656 shares of Sevion common stock, par value $0.01, after giving effect to the 1-for-20 reverse stock split. Following the reverse stock split and acquisition, the combined company has approximately 27.6 million shares outstanding.

About Eloxx Pharmaceuticals

Eloxx Pharmaceuticals, Inc. is a clinical-stage biopharmaceutical company developing novel small molecule medicines to treat many rare and ultra-rare genetic diseases caused by nonsense mutations. Nonsense mutations are a class of genetic defects that result in premature termination of protein synthesis. As a consequence, patients with a genetic disease caused by nonsense mutations have absent or truncated nonfunctional proteins, accounting for some of the most severe phenotypes in these genetic diseases. Eloxx’s lead product candidate, ELX-02, is an optimized aminoglycoside designed to restore full-length functional proteins. Eloxx was founded in 2013 and maintains offices in Waltham, MA, and Rehovot, Israel.

Forward-Looking Statements

Certain statements included in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties. All statements that address activities, events or developments that we intend, expect or believe may occur in the future are forward-looking statements. Actual results could differ materially from such statements expressed or implied herein as a result of a variety of factors, including, but not limited to: the Company’s ability to continue as a going concern; the ability of the Company to consummate additional financings; the development of the Company’s antibody technology; the approval of the Company’s patent applications; the Company’s ability to successfully defend its intellectual property or obtain the necessary licenses at a cost acceptable to the Company, if at all; the successful implementation of the Company’s research and development programs and collaborations; the success of the Company’s license agreements; the acceptance by the market of the Company’s products; the timing and success of the Company’s preliminary studies, preclinical research and clinical trials; competition and the timing of projects and trends in future operating performance; and the quotation of the Company’s common stock on an over-the-counter securities market, as well as other factors expressed from time to time in the Company’s periodic filings with the Securities and Exchange Commission (the “SEC”). As a result, this press release should be read in conjunction with the Company’s periodic filings with the SEC. The forward-looking statements contained herein are made only as of the date of this press release, and the Company undertakes no obligation to publicly update or revise such forward-looking statements to reflect subsequent events or circumstances.

Contacts:
Eloxx Pharmaceuticals
Greg Weaver, CFO
greg@eloxxpharma.com